                                SUPPLY AGREEMENT

            THIS SUPPLY AGREEMENT (this "Agreement") is made as of July 11, 1997, by and between Connectivity Products Incorporated, a Delaware corporation with an office at 680 Mechanic Street, Suite 1201, Leominster, Massachusetts 01453 ("Seller"), and Anicom, Inc., a Delaware corporation with an office at 6133 N. River Road, Suite 1000, Rosemont, Illinois 60018 ("Anicom, Inc." and, together with Anicom's subsidiaries, "Parent").

                                   BACKGROUND

            A. The parties hereto are executing this Agreement in connection with the closing of an Asset Purchase Agreement between Parent and Seller, dated as of July 11, 1997, pursuant to which Parent is purchasing substantially all of the assets of the Energy Electric Cable Division of Seller (the "Business").

            B. Parent is engaged in the business of distributing wire and cable products.

            C. Energy Electric Cable, a division of Seller ("Seller Division" and, together with Seller, "Supplier"), is engaged in the business of manufacturing and supplying wire and cable products.

            D. Distributor and Supplier acknowledge the importance of having both a reliable supply and a reliable demand for wire and cable products and, accordingly, the parties are desirous of entering into an agreement whereby Supplier will manufacture and supply to Distributor and Distributor shall purchase such products on the terms and conditions set forth herein.

            E. Accordingly, in consideration of the foregoing and the mutual covenants and undertakings contained herein, the parties hereby agree as follows:


1.          DEFINITIONS.

            1.1 "Acknowledged Delivery Date" has the meaning given such term in
Section 5.3 hereof.

            1.2 "Annual Fee Settlement" has the meaning given such term in
Section 5.4 hereof.


--------------
        *Certain information has been redacted from this Agreement. The omitted material has been filed with the Securities and Exchange Commission in a separate filing pursuant to a request for confidential treatment.

            1.3 "Annual Order Amount" means the dollar amount that Distributor shall purchase from Supplier of the Products during each Annual Period, which amounts are set forth in Schedule A hereto, as may be adjusted as set forth herein.

            1.4 "Annual Period" means each of the twelve month periods ending July 11, 1998, 1999, 2000, 2001 and 2002.

            1.5 "Base Period" has the meaning given such term in Section 3.1 hereof.

            1.6 "Change of Control" has the meaning given such term in Section
11.2 hereof.

            1.7 "Claim" has the meaning given such term in Section 14.1 hereof.

            1.8 "Excess Order Amount" has the meaning given such term in Section
3.2 hereof.

            1.9 "Information" has the meaning given such term in Section 10.1 hereof.

            1.10 "Low Voltage Products" means sound, security, IMSA cable products, fire alarms, plenum and non-plenum.

            1.11 "Other Products" means coaxial cable, specialty FEP products, control and instrumentation cable, and such other industrial products as manufactured by Supplier other than Low Voltage Products.

            1.12 "Minimum Order Amount" means the minimum dollar amount of Products that Distributor must purchase from Supplier in a given Annual Period, which amount shall be equal to ninety percent (90%) of the Annual Order Amount for such Annual Period.

            1.13 "Order" has the meaning given such term in Section 4.1 hereof.

            1.14 "Payment Due Date" has the meaning given such term in Section
5.2 hereof.

            1.15 "Products" means, collectively, the Low Voltage Products and Other Products.

            1.16 "Purchase Price" has the meaning given such term in Section 4.2 hereof.

            1.17 "Qualified Vendor" means those vendors that supply the full range of products supplied by Supplier, is of comparable or greater size to Supplier, sells comparable or greater quantities of Products as Supplier and sells products of comparable quality as Supplier's products.


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
            1.18 "Term" has the meaning given such term in Section 2.2 hereof.

2.          AGREEMENT AND TERM.

            2.1 During the term of this Agreement, Supplier will sell to Distributor and Distributor shall purchase from Supplier the Products in accordance with the terms and conditions set forth in this Agreement. Supplier agrees to fill Distributor's orders for the Products in accordance with the terms of this Agreement.

            2.2 The term of this Agreement shall be five (5) years, commencing on the date hereof, unless earlier terminated pursuant to Section 11 (the "Term"). Any renewal or extension of this Agreement may only be effected by a written agreement of the parties hereto. Neither party shall be obligated to renew or extend the duration of this Agreement upon the expiration of the Term.

3.          QUANTITIES.

            3.1 During each Annual Period, Distributor agrees to purchase from Supplier the Annual Order Amount of Products, as set forth on Schedule A hereto under the caption "Annual Order Amount"; provided, that the sole remedy for Distributor's failure to purchase such amounts shall be as set forth in Section
3.3 below. For purposes of this Agreement, Products are deemed to be purchased in an Annual Period if the earlier of the following dates fall within such Annual Period: (i) the Acknowledged Delivery Date or (ii) the date on which the Products are shipped. As an inducement to Distributor's agreement to the foregoing, Supplier represents and warrants that the Division purchased at least $13 million in Low Voltage Products from Supplier during the twelve months prior to the date of this Agreement (the "Base Period") based upon prices comparable to those prices at which Distributor currently purchases comparable products (the "Division Purchases"); provided, however, that the parties acknowledge that the Division Purchases including amounts attributable to sales by Signal Sales Corp. which have been annualized based on results realized since its acquisition by Supplier. If this representation is not true, each of the Annual Order Amounts will be adjusted by multiplying them by a fraction equal to the actual dollar amount of purchases of Low Voltage Products by the Division from Supplier during the Base Period, valued at prices comparable to those currently paid by Distributor for comparable products, divided by $13 million.

            3.2 Notwithstanding anything to the contrary herein, to the extent that Distributor purchases from Supplier in any given Annual Period an amount exceeding the Annual Order Amount (the "Excess Order Amount"), Distributor shall be entitled to a corresponding dollar for dollar reduction in the next Annual Period's Annual Order Amount, such reduction to be applied against the product category in which the Excess Order Amount occurs.

            3.3 In the event that Distributor fails to purchase the Minimum Order Amount in any given Annual Period, as Distributor's sole obligation, and Supplier's sole remedy, for Distributor's failure to purchase any amount required pursuant to Section 3.1 or


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
3.3 of this Agreement, Distributor shall pay to Supplier a fee equal to [*].

            3.4 For purposes of this Agreement, in determining whether Distributor has met the Minimum Order Amount, in addition to Products purchased in an Annual Period, Distributor shall be credited for all Orders placed by Distributor pursuant to Section 4.1 during the corresponding Annual Period, but for which Products ordered were (i) rejected by Distributor pursuant to Section 6 below, or (ii) not purchased by Distributor because the Purchase Price for such Products ordered by Distributor is more than five percent (5%) higher than the current written price quote of two separate Qualified Vendors for a substantially identical product in the same quantity as the amount ordered from Supplier and Supplier fails to lower such Purchase Price in accordance with
Section 4.3. If Distributor is credited for an Order pursuant to clause (i) of the first sentence of this paragraph in a given Annual Period and such rejected Product is delivered in the next Annual Period, Distributor shall not receive credit for such Product in the next Annual Period. Other than as set forth in clauses (i) and (ii) of the first sentence of this paragraph, in determining whether Distributor has met the Minimum Order Amount, Distributor shall not be credited for any Orders placed by Distributor within the applicable Annual Period which are not paid by Distributor on or before the corresponding Payment Due Date.

            3.5 To the extent that any Orders are placed by any subsidiaries of Parent pursuant to this Agreement, Parent hereby guarantees payment by such subsidiary in accordance with the terms of this Agreement and agrees that it will sign such other documentation as may be reasonably requested by Supplier in order to further evidence such guarantee of payment. In reliance on the foregoing, the parties agree that any Orders placed by any subsidiary of Parent shall be included as Orders placed by Distributor for purposes of this Agreement. Notwithstanding the foregoing, in the event that any of the companies set forth on Schedule B to this Agreement shall become subsidiaries of, or acquired by, Distributor (in each case, an "Acquired Company"), and such Acquired Company is then subject to a supply agreement with Supplier that is not terminable at will and is not binding on the successor in the case of a change of control of the Acquired Company, then the Annual Order Amount for each period following such acquisition or change of control shall be increased by an amount (an "Acquisition Increase") equal to 50% of the dollar amount of Products purchased by the Acquired Company during the twelve months prior to the acquisition or change of control; provided that any such Acquisition Increase shall take effect 90 days after the effective date of the acquisition or change of control and the Annual Order Amount shall be increased for the Annual Period in which the acquisition or change of control occurs by an amount equal to the Acquisition Increase multiplied by a fraction equal to the number of days remaining in such Annual Period following the 90th day after the acquisition or change of control divided by 365.

--------

      *Information Redacted. Omitted material has been filed with the Commission in a separate filing pursuant to a request for confidential treatment.


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
4.          ORDERS; PRICE.

            4.1 Distributor may place orders for the Products with Supplier by electronic transmission, by written memorandum, by use of a written purchase order, or by such other method as mutually agreed to between the parties (collectively referred to herein as "Order" or "Orders"). Notwithstanding the foregoing, Distributor will not place orders by electronic transmission if Supplier has not set up a system to receive such orders; provided, however, that Supplier shall use its commercially reasonable efforts to set up such a system as soon as practicable and in any event, no later than the beginning of the second Annual Period. Supplier shall accept Orders in writing or by initiation of performance. Distributor and Supplier shall agree upon a delivery location, a delivery date, and any other details required in order to procure the products requested by Distributor. Except as otherwise agreed upon by the parties, Distributor may cancel an Order or any portion thereof without charge or penalty by giving notice to Supplier of such cancellation, which notice shall be given at least five (5) business days prior to the date on which the Products requested in such Order are packaged in the ordinary course of business; provided, however, that Distributor may not cancel an Order for any Products which consist of cable manufactured to customized specifications provided by Distributor or are otherwise not marketable by Supplier to other persons at comparable prices. Such cancelled Orders shall not be deemed Orders under this Agreement. Supplier agrees that, from time to time and upon Distributor's request, Supplier will delay or hold shipments to Distributor until Distributor notifies Supplier to commence shipment, provided that Supplier will not be obligated to delay or hold shipments for more than 30 days without its prior consent, which consent Supplier agrees not to unreasonably withhold.

            4.2 The purchase price paid by Distributor for any Product (the "Purchase Price") will be agreed upon by Supplier and Distributor; provided, however, if Supplier generally increases its prices, Supplier will give Distributor ninety (90) days advance written notice thereof; unless the price increase is attributable to a cost increase for copper, in which case such price increase will be determined in accordance with ten cent increments, or "windows", based on the Camden copper base. For example, if the Camden copper base increased by nine cents over the present price, no increase would be applicable; however, if the Camden copper base then increased by an additional cent so that it increased by ten cents or more, the price would be increased to reflect the full Camden copper base increase. On reasonable request by Distributor, Supplier agrees to provide Distributor with documentation substantiating any such price increase. The failure of the parties to agree upon a Purchase Price in accordance with this Section 4.2 shall not reduce or eliminate Distributor's obligation to purchase Products hereunder or pay the fee provided for in Section 3.3 hereof except to the extent otherwise provided in this Agreement.

            4.3 Notwithstanding anything to the contrary herein, in the event that Distributor receives a written price quote from at least two Qualified Vendors to supply a product that is the functional equivalent of a Product for a price that is at least five percent (5%) less than Supplier's then-current price quote for that Product, Distributor shall notify Supplier of such lower price. If Supplier has failed, within thirty (30) days from the date of the notice, to notify Distributor that it has lowered its prices for the Products ordered such that the Purchase Price in question is less than or equal to the price quoted by such Qualified

Vendors, Distributor may order such product in such quantities at the lower price from such Qualified Vendors, and Distributor shall be credited for such orders in determining the Minimum Order Amount pursuant to Section 3.4.

            4.4 Within seventy-five (75) days after the end of each Annual Period, Supplier agrees to pay Distributor an amount (the "Annual Payment") based on payments timely made to Supplier on Orders shipped during such Annual Period (the "Payment Amount"), determined as follows:

      ==========================================================
*             Payment Amount                Incremental %
      ----------------------------------------------------------

      ----------------------------------------------------------

      ----------------------------------------------------------

      ----------------------------------------------------------

      ==========================================================


            The percentages are applicable for the corresponding range of Payment Amount. For example, [*].

            In determining the Annual Payment for a given Annual Period, the Payment Amount shall also include amounts which have not been paid to Supplier if such amounts arise from Orders shipped during the applicable Annual Period and paid after such Annual Period but on or before the Payment Due Date for such Orders.

5.          INVOICE; PAYMENT; SHIPMENT AND DELIVERY.

            5.1 Supplier shall invoice Distributor for Products on or after said Products are shipped. A "correct" invoice shall contain (i) Supplier's name and invoice date, (ii) a reference to the specific Order number and (iii) description, price, and quantity of the products actually delivered. A correct invoice must be submitted to the appropriate invoice address listed on the Order.

            5.2 Payment for the Products purchased hereunder shall be due in full net [* ] from the later of the date of invoice or delivery (or, if Distributor has requested that Supplier delay or hold a shipment pursuant to
Section 4.1, payment shall be due in full net [* ] from the later of the date of invoice and the date of Distributor's request to delay or hold such shipment); provided, however, that Distributor shall not be in default of its payment obligations hereunder if Distributor, from time to time

------------------

      *Information Redacted. Omitted material has been filed with the Commission in a separate filing pursuant to a request for confidential treatment.

due to unforeseen circumstances, remits such payment to Supplier no later than [* ] after the scheduled due date (after giving effect to any such grace periods, the "Payment Due Date"). Notwithstanding anything to the contrary contained herein, in no event shall Supplier be required to ship Products to Distributor at any time that Distributor has a past due balance (i.e., amounts not paid by the Payment Due Date), provided, however, that such unpaid amounts are not due to a bona fide dispute. The failure of Supplier to sell or ship Products pursuant to the immediately preceding sentence shall not constitute a breach of this Agreement and shall in no way reduce Distributor's liability for failure to purchase Products pursuant to Section 3.3 hereof. Products shall be shipped via surface freight F.O.B. destination, which destination shall be within the continental United States. Charges for transportation of the Products, including, but not limited to, those for packing, insuring and freight shipping charges, shall be paid in accordance with Supplier's standard terms and conditions of sale. Without limiting the generality of the foregoing, Supplier shall pay for all transportation charges for Orders having a weight greater than 2,500 pounds.

            5.3 Supplier will use all commercially reasonable efforts to deliver the Products to Distributor by a delivery date mutually agreed upon by the parties, which date shall take into account any concentration of Orders in a particular time period and Supplier's capacity to fill such Orders (the "Acknowledged Delivery Date"). In the event that Supplier fails to deliver to Distributor at least [* ] of the Products ordered during an Annual Period within [* ] after the Acknowledged Delivery Date, Supplier will pay to Distributor a fee equal to [*]. Without limiting Distributor's other rights to cancel an Order, in the event that Supplier fails to deliver such Products within [* ] after the Acknowledged Delivery Date, Distributor shall have the option to cancel such Orders, and Distributor shall be credited for such Orders as part of the Annual Order Amount for the applicable product category but such amounts shall not be considered in the determination of the Payment Amount.

            5.4 On or before the 75th day following each Annual Period, Supplier will prepare or cause to be prepared and delivered to Distributor a calculation of any fees due and owing pursuant to either Section 3.3 or Section 5.3 of this Agreement (the "Annual Fee Settlement"). If Distributor disagrees with the Annual Fee Settlement, Distributor shall notify Supplier in writing of such disagreement within 30 days after the date on which Distributor received the Annual Fee Settlement, which written notice shall specify the nature of the dispute and shall provide in reasonable detail the facts upon which such dispute is based. Thereafter Supplier and Distributor shall attempt in good faith to resolve such disagreement with respect to the Annual Fee Settlement. If Supplier and Distributor are unable to resolve any disagreement regarding an Annual Fee Settlement within 20 days after Supplier's receipt of such notice of disagreement, Supplier and Distributor shall submit such disagreement to arbitration in accordance with Section 14 below.

------------------

      *Information Redacted. Omitted material has been filed with the Commission in a separate filing pursuant to a request for confidential treatment.


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
6.          INSPECTION AND ACCEPTANCE.

            All Products purchased from Supplier are subject to inspection and approval by Distributor, notwithstanding the receipt of payment therefor. If any Product is rejected, such Product will be held subject to Supplier's direction and expense. Products may be rejected only for (i) failure to conform to Supplier's specifications, which specifications have been provided to Distributor, or the IMSA Code, or (ii) Supplier has otherwise materially breached any warranty set forth in Section 7. Upon Supplier's receipt of rejected Products, and upon the parties' mutual agreement: (i) Supplier shall promptly send replacement Products to Distributor, at no additional cost to Distributor (other than the Purchase Price) or (ii) to the extent payment has been made, Supplier shall promptly credit Distributor for the full Purchase Price of any rejected Products.

7.          REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

            Supplier warrants to Distributor that the Products sold hereunder and delivered by Supplier do not infringe any patent rights of third parties when used for their intended purpose and Supplier shall hold Distributor harmless from any such claims; provided Supplier is given prompt notice of any such claim and the full right to defend any action in connection therewith; and provided further, however, that no such warranty is extended if and to the extent that any Products are made in accordance with specifications or designs supplied by Distributor. Supplier represents and warrants that the foregoing warranty is Supplier's standard warranty and that Supplier has not given more favorable warranty terms to any other party. In the event that Supplier offers more favorable warranty terms for comparable products to any other party during the Term of this Agreement, Supplier shall offer such warranty to Distributor with respect to such Products hereunder.

8.          LIMITED LIABILITY.

            THE WARRANTIES SET FORTH IN SECTION 7 ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE.

9.          COVENANTS OF SELLER.

            Seller hereby covenants that upon the commencement of the second Annual Period, it shall have, or shall cause Seller Division to have, made available to Distributor for purchase hereunder coaxial cable, specialty FEP products, control and instrumentation cable.

10.         CONFIDENTIAL INFORMATION.

            10.1 To the extent that any confidential information, which might include but is not limited to business plans, forecasts, capacity, pricing, inventory levels, etc., which is marked or labeled as confidential information (collectively, the "Information"), is disclosed in furtherance of this Agreement or any Order issued hereunder, such Information shall be so disclosed pursuant to the minimum terms and conditions listed below; provided, however, the minimum terms and conditions listed below shall in no way relieve the parties from any obligations or modify such obligations previously agreed to in other agreements.

            10.2 Both parties agree that the party receiving Information will maintain such Information in confidence for a period of three years from the date of disclosure of such Information.

            10.3 Each party shall protect the other party's Information to the same extent that it protects its own confidential and proprietary information and shall take all reasonable precautions to prevent unauthorized disclosure to third parties.

            10.4 The parties acknowledge that the unauthorized disclosure of such Information will cause irreparable harm. Accordingly, the parties agree that the injured party shall have the right to seek immediate injunctive relief enjoining such unauthorized disclosure.

            10.5 The provisions of this Section 10 shall not apply to information (i) known to the receiving party at the time of receipt from the other party, (ii) generally known or available or becomes known or available to the public through no act or failure to act by the receiving party, (iii) furnished to third parties by the disclosing party without restriction on disclosure, (iv) furnished to the receiving party by a third party as a matter of right and without restriction on disclosure, (v) furnished as required by court order or similar governmental authority or by the imminent likelihood thereof or by applicable law or by order of an arbitrator or (vi) is independently developed without use or reliance on the Information and can be so proven by written records.

            10.6 Immediately upon termination of this Agreement or at the request of the other party, each of the parties shall promptly return all materials in its possession containing Information of the other party, regardless of who prepared the materials.

11.         TERMINATION.

            11.1 This Agreement may be terminated at the discretion of either party hereto upon the occurrence of any one of the following defaults by the other party by delivery to the defaulting party of written notice of such termination specifying the effective date of such termination therein, which date of termination shall in no event be less than 60 days after the date of notice:

            (a) Failure by any party hereto to pay an amount due hereunder when due, provided, however, that such failure shall not give rise to termination hereunder if (i) such


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
party shall have remitted such amount past due within thirty (30) days of the actual or deemed receipt of notice of failure to pay; or (ii) such failure is due to a bona fide dispute, provided payment is made within 15 days after resolution of the dispute requiring payment; or

            (b) Material breach by any party hereto of any material representation, warranty, covenant, condition or agreement hereunder and such breach shall have continued, if applicable, for thirty (30) days after the actual or deemed receipt of notice to cure the same.

            11.2 This Agreement may be terminated by either party (the "Terminating Party") upon a Change of Control of the other party (the "Acquired Party") which is entered into without the prior consent of the Terminating Party; provided that Distributor agrees that it will not withhold such consent unless it reasonably believes that the surviving entity following the Change of Control will not be able to consistently deliver to Distributor the quality of Product and responsiveness and service that Supplier provided to Distributor prior to such Change of Control, and provided further that Supplier agrees that it will not withhold such consent unless it reasonably believes that the surviving entity following the Change of Control poses a greater credit risk to Supplier than Distributor. For purposes of this Agreement, "Change of Control" means any event or series of events by which (i) any person or group (as defined in Rule 13d-1 of the Securities Exchange Act of 1934, as amended) obtains a majority (by voting or otherwise) of the securities ordinarily having the right to vote in the election of directors of the Acquired Party or any parent corporation thereof; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of any of the Acquired Party, any parent corporation thereof or, in the case of Seller, the Seller Division; (iii) the merger or consolidation of the Acquired Party or any parent corporation thereof with or into another corporation or the merger of another corporation with and into the Acquired Party or any parent corporation thereof, as the case may be, with the effect that immediately after such transaction any beneficial owner shall have become the beneficial owner of such securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (iv) the adoption of a plan leading to the liquidation or dissolution of either the Acquired Party or any parent corporation thereof.

12.         FORCE MAJEURE.

            Neither party shall be liable for any failure to perform any obligation hereunder, except for the payment of money, resulting from acts of God, fire, flood, tornado, drought, explosion or other casualty, strikes or other labor problems, interruptions or shortage of transport facilities, inability to obtain raw materials or component parts, war, riot, embargo, national emergency, legal restrictions or any other causes beyond its reasonable control, but due diligence shall be used in attempting to eliminate such cause(s) and, upon such elimination the parties shall immediately resume performance in accordance with the terms of this Agreement.


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
13.         SURVIVAL.

            All obligations of the parties incurred under Sections 7, 8, and 10 shall survive upon the termination or expiration of this Agreement.

14.         ARBITRATION.

            14.1 In the event that any controversy or claim ("Claim") shall arise under or related to this Agreement, the parties agree to settle such Claim by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") as in effect on the date hereof. In all events, however, the arbitration provisions in this Section 15 shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall (i) not be bound by the rules of evidence or civil procedure but rather may consider such writings or oral presentations as a reasonable businessperson would use in the conduct of the day-to-day conduct of affairs, and may require the parties to submit some or all of their presentation orally or in written form as the arbitrator may deem appropriate and (ii) have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a contested claim. As soon as an arbitrator has been agreed upon, a hearing date shall be set as soon thereafter as determined by the arbitrator. Written submittals shall be presented and exchanged by both parties as determined by the AAA Rules, including reports prepared by experts upon whom either party intends to rely. At such time the parties will also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of witnesses whom they intend to call to testify at the hearing. Each party shall also make its respective experts available for deposition by the other party prior to the hearing date. The arbitrator shall make his award as promptly as practicable after conclusion of the hearing.

            14.2 Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

            14.3 The American Arbitration Association, in accordance with the AAA Rules, will have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or are partners in a major law firm acceptable to Distributor and Supplier; provided, however, that (i) such firm cannot be the firm of certified public accountants then auditing the books and records of either party or providing management or advisory services for either party.

            14.4 Distributor and Supplier each shall pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings.


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
            14.5 For any Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

            14.6 Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

            14.7 The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

            14.8 Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Claim arising out of this Agreement.

15.         MEDIA RELEASES.

            Neither party will issue any press release relating to this Agreement unless such disclosure is required by applicable law or the rules or regulations of any securities exchange or NASDAQ; provided, however, that Supplier agrees that it, or any of its affiliates, shall not make any such disclosure with NASDAQ (or such other securities exchange or trading market where the securities of Supplier or any of its affiliates are traded) without using its best efforts to first obtain Distributor's consent thereto, and Distributor agrees that it will promptly respond to Supplier with respect to such disclosure and will not unreasonably withhold consent hereunder.

16.         MISCELLANEOUS.

            16.1 Notices. All notices and demands of any kind which either party may be required or desire to serve upon the other under the terms of this Agreement shall be in writing, and shall be served either by (i) personal delivery, (ii) overnight courier, or (iii) telecopy or facsimile, in each case at the addresses set forth below or at such other addresses as may be designated by the parties in writing or, if applicable, to the telecopy or facsimile number set forth below. If by personal delivery or overnight courier, service shall be deemed complete upon such delivery. If by telecopy or facsimile, service shall be deemed complete at the end of the day upon which the telecopy or facsimile is transmitted, provided a copy of the notice or demand is also sent by regular mail.

                  If to Distributor, to:

                        Anicom, Inc.
                        6133 N. River Road
                        Suite 1000
                        Rosemont, Illinois 60018
                        Attention:     Carl E. Putnam
                        Facsimile:     (847) 518-8777
                  with a copy to:

                        Katten Muchin & Zavis
                        525 W. Monroe Street
                        Suite 1600
                        Chicago, Illinois 60661
                        Attention:     Jeffrey R. Patt, Esq.
                        Facsimile:     (312) 902-1061

                  If to Supplier, to:

                        Connectivity Products Incorporated
                        680 Mechanic Street
                        Suite 1201
                        Leominster, Massachusetts 01453
                        Attention:     James S. Harrington
                        Facsimile:     (508) 840-3724

                  with a copy to:

                        Zimet, Haines, Friedman & Kaplan
                        460 Park Avenue
                        9th Floor
                        New York, New York 10022
                        Attention:     Herbert M. Friedman, Esq.
                        Facsimile:     (212) 223-1151


            16.2 Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the Products, there being no prior written or oral promises or representations not incorporated herein.

            16.3 Applicable Law. This Agreement shall be governed by the law of the State of Michigan, applicable to contracts made and to be performed in that state, exclusive of any conflicts of law principles.

            16.4 Amendments. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized representative of the party to be bound.

            16.5 Assignment. This Agreement shall not be assigned by either party; provided, that Distributor may assign this Agreement in connection with any sale of all or substantially all of its assets; and provided further that Supplier may assign this Agreement in connection with any sale of all or substantially all of its assets, subject to the terms and conditions set forth in Section 11.2 above.

            16.6 Relationship of Parties. The relationship between Distributor and Supplier hereunder is that of vendor and vendee. Each party shall be considered an independent contractor, and neither party shall have any right or authority to assume or create any express or implied obligation on behalf of the other, except as otherwise provided herein.

            16.7 Severability. In the event that any of the provisions of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a court or other tribunal of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

            16.8 Counterparts. This Agreement may be executed in counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CONNECTIVITY PRODUCTS INCORPORATED                                  ANICOM, INC.


By: /s/ James S. Harrington                    By:  /s/ Carl Putanam
   ----------------------------                   -----------------------------
Its:  President and CEO                        Its:  President

                                   SCHEDULE A

                                Purchase Amounts

Year        Product                     Target Amount      Annual Order Amount
----        -------                     -------------      -------------------
1           Low Voltage Products          $[*          ]          $[*          ]

2           Low Voltage Products          $[*          ]          $[*          ]
            Other Products                 $[*         ]

3           Low Voltage Products          $[*          ]          $[*          ]
            Other Products                 $[*         ]

4           Low Voltage Products          $[*          ]          $[*          ]
            Other Products                 $[*         ]

5           Low Voltage Products          $[*          ]          $[*          ]
            Other Products                $[*          ]


                                           TOTAL AMOUNT           $[*          ]



------------------

      * Information Redacted. Omitted material has been filed with the Commission in a separate filing pursuant to a request for confidential treatment.

                                   SCHEDULE B

                                Certain Customers


[*


              ]

------------------

      * Information Redacted. Omitted material has been filed with the Commission in a separate filing pursuant to a request for confidential treatment.